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                                                                     EXHIBIT 4.7


                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 7, 2001, (this "First Supplemental Indenture"), by and among M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), U.S. Bank National Association (the "Trustee"), and each of the following wholly owned subsidiaries of the Company (individually a "Guarantor," and together with any other Subsidiary of the Company that executes and delivers a supplemental indenture pursuant to Section 1.04 hereof, the "Guarantors"): Richmond American Homes of California, Inc., a Colorado corporation, Richmond American Homes of Maryland, Inc., a Maryland corporation, Richmond American Homes of Nevada, Inc., a Colorado corporation, Richmond American Homes of Virginia, Inc., a Virginia corporation, Richmond American Homes of Arizona, Inc., a Delaware corporation, and Richmond American Homes of Colorado, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee executed an Indenture dated as of January 28, 1998 (the "Indenture"), to provide for the issuance of up to $250,000,000 of the Company's 8 3/8% Senior Notes due 2008 (the "Notes");

         WHEREAS, the Guarantors wish to guarantee the obligations of the Company under the Notes and otherwise modify the Indenture on the terms set forth in this First Supplemental Indenture; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Section 9.01 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects by the Company and each of the Guarantors;

         NOW, THEREFORE, the Company and the Guarantors covenant and agree with the Trustee as follows:

                                    ARTICLE I

                    GUARANTY OF NOTES AND RELATED PROVISIONS

         SECTION 1.01. Unconditional Guaranty. Each Guarantor shall execute and deliver to the Trustee the following Guaranty, and shall be jointly and severally liable with any other Guarantor for its obligations under such Guaranty.


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                               (FORM OF GUARANTY)

                  FOR VALUABLE CONSIDERATION, the undersigned Guarantor unconditionally guarantees and promises to pay to the Holders of the Notes upon which this Guaranty has been endorsed, in lawful money of the United States of America, (i) the principal and interest and all other sums payable under the Notes, and (ii) all other indebtedness of the Company to the Holders of the Notes arising under or in connection with the Notes or the Indenture referred to therein (the indebtedness evidenced by the Notes together with all other indebtedness specified above is hereinafter collectively called the "Guaranteed Obligations").

                  The obligations of the Guarantor hereunder are separate and independent of the obligations of the Company and of any other guarantor, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any action or actions. The obligations of the Guarantor hereunder shall survive and continue in full force and effect until the earlier of (i) such time as the Guarantor may be released from its obligations hereunder pursuant to the terms of the Indenture dated as of January 28, 1998, between the Company and the Trustee, as amended, or (ii) payment in full of the Guaranteed Obligations is actually received by the Holders or the Trustee on behalf of the Holders and the period of time has expired during which any payment made by the Company or the Guarantor may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of the Company's or any other guarantor's liability by express or implied agreement or by operation of law and notwithstanding that the Guaranteed Obligations or any part thereof are deemed to have been paid or discharged by operation of law or by some act or agreement. For purposes of this Guaranty, the Guaranteed Obligations shall be deemed to be paid only to the extent that the Holders, or the Trustee on behalf of the Holders, actually receive immediately available funds.

                  The Guarantor agrees that to the extent the Company or any other guarantor makes any payment to the Holders, or to the Trustee on behalf of the Holders, in connection with the Guaranteed Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holders or the Trustee or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Holders or Trustee, the Guaranteed Obligations or part thereof intended to be satisfied

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         by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  Notwithstanding any contrary provision, the amount of the Guaranteed Obligations guaranteed by the Guarantor under this Guaranty shall be, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to the Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by the Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantor's obligations hereunder subject to avoidance under any Bankruptcy Law.

                  Guarantor waives and agrees not to assert: (a) any right to require the Holders or Trustee to proceed against the Company or any other guarantor, to proceed against or exhaust any security for the Guaranteed Obligations, to pursue any other remedy available to the Holders or Trustee or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guaranty; (d) notice of the existence, creation or incurring of new or additional indebtedness of the Company to the Holders; and (e) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full of all amounts demanded to be paid by the Guarantor under this Guaranty) of the liability of the Company for the Guaranteed Obligations. Guarantor hereby expressly consents to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantor's obligations hereunder. Until payment in full of the Guaranteed Obligations, Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which the Holders or the Trustee now have, or may hereafter have, against the Company, and waives any benefit of, any right to participate in, any security now or hereafter held on behalf of the Holders.

                  If from time to time the Company shall have liabilities or obligations to Guarantor, whether absolute or contingent, joint, several, or joint and several, such liabilities and obligations (the "Subordinated Indebtedness") and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all
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         times be fully subordinate to payment and performance in full of the
         Guaranteed Obligations. Guarantor agrees that such liabilities and obligations of the Company to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of the Company. Guarantor agrees that (i) so long as no Event of Default has occurred and is continuing, payments of principal and interest on the Subordinated Indebtedness may be made by the Company and accepted by Guarantor as such payments become due; and (ii) after the occurrence and during the continuation of an Event of Default, the Company shall not make and Guarantor shall not accept any payments with respect to the Subordinated Indebtedness. If, notwithstanding the foregoing, subsequent to an Event of Default, Guarantor receives any payment from the Company, such payment shall be held in trust by Guarantor for the benefit of the Holders, and shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to the Holders or to the Trustee on behalf of the Holders and applied to payment of the Guaranteed Obligations whether or not then due.

                  In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution, or other winding up of the Company's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against the Company, or assignment for the benefit of creditors, or of any proceedings by or against the Company for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against the Company for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made or shall be payable with respect to any Subordinated Indebtedness shall be paid over to the Holders or to the Trustee on behalf of the Holders for application to the payment of the Guaranteed Obligations, whether due or not due, and no payments shall be made upon or in respect of the Subordinated Indebtedness unless and until the Guaranteed Obligations shall have been paid and satisfied in full. In any such event, all claims of the Holders and all claims of Guarantor shall, at the option of the Trustee, forthwith become due and payable without demand or notice.

                  In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution, or
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         other winding up of the Company's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against the Company, or assignment for the benefit of creditors, or of any proceedings by or against the Company for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against the Company for the purpose of receiving payment thereof, or on account thereof, Guarantor irrevocably authorizes and empowers the Trustee, or any person the Trustee may designate, to act as attorney for Guarantor with full power and authority in the name of Guarantor, or otherwise, to make and present such claims or proofs of claims against the Company on account of the Subordinated Indebtedness as the Trustee, or its appointee, may deem expedient and proper and, if necessary, to vote such claims in any proceedings and to receive and collect for the benefit of the Holders any and all dividends or other payments and disbursements made thereon in whatever form they may be paid or issued, and to give acquittance therefor and to apply same to the Guaranteed Obligations, and Guarantor hereby agrees, from time to time and upon request, to make, execute and deliver to the Trustee such powers of attorney, assignments, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments as may be requested by the Trustee in order to enable the Trustee and the Holders to enforce any and all claims upon, or with respect to, the Subordinated Indebtedness, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

                  Except as otherwise permitted herein, should any payment or distribution or security or proceeds thereof be received by Guarantor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of the Guaranteed Obligations, Guarantor will forthwith deliver the same to the Trustee on behalf of the Holders in precisely the form as received except for the endorsement or assignment of Guarantor where necessary for application on the Guaranteed Obligations, whether due or not due, and until so delivered the same shall be held in trust by Guarantor as property of the Trustee on behalf of the Holders. In the event of the failure of Guarantor to make any such endorsement or assignment, the Trustee, or any of its officers or employees, on behalf of the Trustee, is hereby irrevocably authorized to make the same.

                  Guarantor agrees to maintain in its records notations satisfactory to the Trustee of the rights and priorities of the Holders hereunder, and from time to time, upon request, to furnish the Trustee for the benefit of the Holders with sworn financial statements. The Trustee may inspect the books of account and any records of Guarantor at any time during business hours. Guarantor agrees that any promissory note now or hereafter
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         evidencing the Subordinated Indebtedness shall be nonnegotiable and shall be marked with a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Guaranty.

                  This Guaranty shall be governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed in its corporate name.

         SECTION 1.02.  Execution of Guaranty.

         To evidence the Guaranty specified in Section 1.01, each Guarantor hereby agrees to execute the Guaranty in substantially the form set forth above, and to deliver such Guaranty to the Trustee, which shall deliver such Guaranty to each Holder as an endorsement to the Notes held by such Holder, or alternatively hold such Guaranty on behalf of each such Holder.

         SECTION 1.03.  Amendment of the Definition of "Incur".

         The definition of "Incur" is amended to read in its entirety as follows:

                           "Incur" means, with respect to any Indebtedness or
                  other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing), provided that this definition shall not include the issuance of a guaranty by a Guarantor of any Indebtedness of the Company. Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time. Neither the accrual of interest, nor the accretion of original issue discount, shall be deemed to be an Incurrence of Indebtedness. In addition, the mere extension of the term of lender commitments to extend credit or funds to the Company or any of its Subsidiaries pursuant to a revolving credit agreement or similar arrangement shall not be deemed to be an Incurrence of Indebtedness.

         SECTION 1.04. Additional Guaranties and Release of Guaranties. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") unless either (i) the Guaranteed Indebtedness of such Restricted Subsidiary is in full force and effect as of the date of this First Supplemental Indenture or (ii) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is guaranteed, the Guaranteed Obligations. If the Guaranteed Indebtedness (1) ranks pari passu in right of payment with the Notes, then the guaranty of such Guaranteed Indebtedness shall rank pari passu with, or be subordinated in right of payment to, the Guaranty of such Restricted Subsidiary or (2) is subordinated by its terms in right of payment to the Notes, then the guaranty of such Guaranteed Indebtedness shall be subordinated to the Guaranty of such Restricted Subsidiary at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         The Guaranty of any Guarantor will be automatically and unconditionally released and discharged upon any of the following:

                  (i) any sale, exchange or transfer by the Company or such Guarantor to any Person that is not an Affiliate of the Company of all of the equity securities of, or all or substantially all of the assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of this Indenture; or

                  (ii) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

provided, in each such case, the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this Indenture.

         SECTION 1.05. When a Guarantor May Merge or Transfer Assets. Article Five of the Indenture is amended by adding the following Section 5.02 thereto:

         Section 5.02.  When a Guarantor May Merge, etc.

                  A Guarantor shall not consolidate with or merge with or into, any other corporation, or transfer all or substantially all of its assets to, any entity (other than the Company or another Guarantor) unless permitted by law and unless such transaction (i) complies with the terms of Section 4.12 and (ii) is not, by itself or in connection with any related transaction, deemed to be the transfer of all or substantially all of the properties and assets of the Company under
         Section 5.01(b).

         SECTION 1.06. Events of Default. Article Six of the Indenture is amended to add the following Section 6.01(h) thereto:

                  (h) the Guaranty of any Guarantor shall fail to remain in full force and effect or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of its Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of its

         Guaranty, or any Guarantor denies that it has any further liability under its Guaranty or gives notice to such effect.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01. Confirmation of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 2.02. Concerning the Trustee. The rights and duties of the Trustee set forth in Article Seven of the Indenture shall not be modified by reason of this First Supplemental Indenture.

         SECTION 2.03. Governing Law. This First Supplemental Indenture, the Indenture, the Notes, and the Guaranty shall be governed by the laws of the State of New York.

         SECTION 2.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.



M.D.C. HOLDINGS, INC.


By:
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Name:
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Title:
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U.S. BANK NATIONAL ASSOCIATION, as Trustee


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF MARYLAND, INC.


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF NEVADA, INC.


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF VIRGINIA, INC.


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF ARIZONA, INC.


By:
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Name:
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Title:
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RICHMOND AMERICAN HOMES OF COLORADO, INC.


By:
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Name:
     ----------------------------------
Title:
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